EXHIBIT 99.1

OmniVision Appoints John T. Rossi as Chief Financial Officer

Wednesday September 17, 2003

OmniVision Technologies, Inc.	Silverman Heller Associates
John T. Rossi	Phillip Bourdillon/Eugene Heller
408-542-3000	310-208-2550

SUNNYVALE, Calif.—(Business Wire)—September 17, 2003—OmniVision Technologies, Inc. (Nasdaq: OVTI—News), a leading independent supplier of CMOS CameraChip™ solutions for high-volume imaging applications, today announced the appointment of John T. Rossi as Vice President of Finance and Chief Financial Officer.

Mr. Rossi joins OmniVision after more than 20 years of experience in the securities industry and in technology corporations. Since September 2002, he has served on the Board of Directors of OmniVision and managed Rossi Advisors, LLC, a financial consulting firm for clients in information technology. From April 1990 to September 2002, he was a Managing Director at Robertson Stephens Inc., where he spearheaded Robertson’s extensive involvement with digital media companies and served as head of the digital media investment banking group and as a member of the commitment committee. Before entering the securities industry in 1987 with Alex. Brown and Sons, Mr. Rossi held executive positions in finance with Quantum Corporation and in international marketing and public affairs with McDermott Inc. He has an M.B.A. from Stanford University, an M.A. from Tulane University, and a B.A. from Lafayette College.

“We are very pleased to have John join our management team, because he is already a valuable contributor to OmniVision. He has worked closely with us for almost four years—first as our banker and advisor and then as a member of our board. His good business judgment and extensive experience will be important assets as we expand our operations overseas and address new product markets,” said Shaw Hong, president and CEO.

Mr. Rossi succeeds H. Gene McCown, who will begin his previously announced retirement after a transition of responsibilities to Mr. Rossi.

About OmniVision

OmniVision Technologies designs, develops and markets high performance, highly integrated and cost efficient semiconductor image sensor devices. Our main product, an image sensing device called the CameraChip, is used to capture an image in a wide variety of consumer commercial mass market applications including digital still cameras, cell phones and video game consoles. OmniVision believes that its highly integrated CameraChips enable camera device manufacturers to build camera products that are smaller, consume less power, cost less and are less complex and more reliable than cameras using either traditional CCDs or multiple chip CMOS image sensors. OmniVision believes that it supplies one of the most highly integrated single chip CMOS image sensor solutions available today. OmniVision’s CameraChips are currently used in a number of consumer and commercial applications such as digital still and video cameras, cell phones, personal digital assistants, personal computer cameras, toys and games, including interactive video games, and security surveillance cameras.

OmniVision and CameraChip™ are trademarks of OmniVision Technologies, Inc.

Safe Harbor

Certain statements in this press release, including statements relating to our expectations regarding our planned expansion overseas and our ability to successfully address new product markets, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. These risks and uncertainties, which could cause the forward-looking statements and our results to differ materially include, without limitation, the degree to which intense competition might affect our ability to compete successfully in our current markets and in emerging markets; the delay in the acceptance of CMOS technology for mass market image sensor applications; the inability to timely develop and introduce new products; the failure to achieve the anticipated benefits from our planned operations in China; the diversion of management’s attention resulting from the planned overseas expansion or attempts to penetrate new product markets; the failure to obtain design wins from image sensor product manufacturers; and the other risks detailed from time to time in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report filed on Form 10-Q. We disclaim any obligation to update information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.